As filed with the Securities and Exchange Commission on July 26, 2021

Registration No. 333-225163

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD PROPERTY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

73 Front Street, 5th Floor

Hamilton, Bermuda HM 12

(441) 294-3309

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Brookfield Property Group LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281-1023

(212) 417-7000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Mile Kurta, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

EXPLANATORY STATEMENT — DEREGISTRATION OF LIMITED PARTNERSHIP UNITS

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form F-3 (Registration No. 333-225163) initially filed by Brookfield Property Partners L.P., an exempted Bermuda limited partnership (“BPY”), on May 24, 2018, as initially declared effective by the Securities and Exchange Commission on July 31, 2018 and as thereafter amended by Post-Effective Amendment No. 1 thereto and thereafter declared effective by the Securities and Exchange Commission on September 14, 2018 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registered limited partnership units of BPY (the “LP Units”), issuable from time to time upon exchange of shares of class A common stock of Brookfield Property REIT Inc.

On July 26, 2021, Brookfield Asset Management Inc. (“BAM”) and BPY successfully closed their previously-announced business combination pursuant to which BAM (through its subsidiaries) acquired all of the issued and outstanding LP Units by way of a plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”), in accordance with and subject to the terms and conditions of that certain Arrangement Agreement, dated as of March 31, 2021 and as amended, by and among BPY, BAM and BPY Arrangement Corporation, a wholly owned subsidiary of BAM.

In connection with the Arrangement, BPY has terminated all offerings of the LP Units under the Registration Statement. In accordance with the undertakings made by BPY in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, and in accordance with Rule 478 under the Securities Act, BPY hereby removes from registration, by means of this Post-Effective Amendment No. 2 to the Registration Statement, all LP Units registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 26th day of July, 2021.

BROOKFIELD PROPERTY PARTNERS L.P., by its general partners, BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.